Exhibit 99.2- Form 4 Joint Filer Information

Name: Harvey P. Eisen

Address: 100 South Bedford Road, Mt. Kisco NY 10549

Designated Filer: Bedford Oak Advisors, LLC

Issuer & Ticker Symbol: National Holdings Corporation (OTC BB: NHLD)

Date of Event Requiring Statement: December 31, 2009